Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:
Investor Relations Contact: Tom Ryan/Denise Garcia 866-947-4663	Media Contact: Marcus Gamo/Aimee Grove 415-277-4925 ziprealty@allisonpr.com

ZipRealty Announces Second Quarter 2010 Results

Transaction volume rises to 7,100 in the second quarter, an increase of 18% from the year-earlier period

Total revenue grows to $37.6 million in the second quarter, a 17% increase from the year-earlier period

Adjusted EBITDA of $1.3 million in the second quarter versus a $900,000 loss in the year earlier period

Management updates outlook

EMERYVILLE, Calif. – August 3, 2010 – ZipRealty, Inc. (Nasdaq: ZIPR) today announced financial results for its second quarter ended June 30, 2010. For the second quarter, net revenues were $37.6 million, a 17% increase from the $32.1 million reported in the second quarter last year. The Company’s net loss for the period was $225,000, or $0.01 per share, compared to a net loss of $2.4 million, or $0.12 per share, in the year-ago period. Adjusted EBITDA for the second quarter was $1.3 million versus a loss of $900,000 in the second quarter last year.

Pat Lashinsky, President and CEO of ZipRealty commented, “We were pleased with second quarter results which were characterized by high-teens revenue growth and positive Adjusted EBITDA. The first time home buyer tax credit stimulated market activity, and ZipRealty’s performance was driven by progress in our listings business and solid closing yields, with year-to-year agent productivity gains for the eighth consecutive quarter. Improved gross margins and continuing expense management also contributed to the favorable year-to-year and sequential quarterly results.”

Lashinsky continued, “Housing market momentum and our client activity levels downshifted significantly by the end of the second quarter and, consequently, we are revising our full year outlook. However, we are committed to making progress on our strategic priorities and plan to continue driving innovation aimed at serving customers and enabling agents. Along these lines, we are looking forward to the transition we will make in the third quarter to engage all of our California agents as independent contractors. We believe that offering the best of ZipRealty’s leads, technology and systems in combination with the flexibility of the contractor model will create new opportunities for growth in our largest and most established region. Ultimately, our balance sheet remains strong and we are focused on executing our plan in a volatile environment.”

The Company announced the following operating metrics for the second quarter of 2010:

•	The total value of real estate transactions closed increased to $1.6 billion in the second quarter of 2010 versus $1.4 billion in the same period last year.

•	The total number of transactions closed was 7,100, compared to 6,017 in the same period last year.

•	Average net transaction revenue per close decreased approximately 2.7% to $5,129 from $5,269 in the same period last year.

•	At June 30, 2010, the company retained 3,251 ZipAgents, up from 3,172 agents at the end of the second quarter of 2009 and 3,017 agents at March 31, 2010.

Balance Sheet & Liquidity

As of June 30, 2010, the Company had approximately $39.9 million of cash, cash equivalents and short-term investments, with no long-term debt. Relative to March 31, 2010 ZipRealty’s cash, cash equivalents and short-term investments increased by approximately $1.7 million

Outlook

Based upon current information and expectations, the Company has revised its outlook:

•	Net revenues for the full-year 2010 are expected to grow in the single digits on a percentage basis over 2009 levels.

•	Net loss for the full-year 2010 is expected to be narrower than the 2009 net loss. Adjusted EBITDA is expected to be a loss for the full-year 2010, though narrower than the 2009 Adjusted EBITDA loss.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user’s overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods. Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, Net income (loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss second quarter financial results will be webcast live on Tuesday, August 3, 2010 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com. Listeners may also access the call by dialing 800-390-5705. A replay of the call will also be available through August 10, 2010, at 888-203-1112 and pin number 5483352.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage that uses an innovative combination of a comprehensive online presence, robust proprietary technology and knowledgeable local agents in the field to offer its clients fast, responsive and transparent service. The Company’s award-winning, user-friendly website gives its users access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company’s proprietary technology, including its agent platform and customer relationship tools, helps it to increase agent efficiency and reduce costs, allowing the Company to pass on significant savings to consumers as permitted by law. Founded in 1999, the Company operates in 35 major markets in 22 states and the District of Columbia. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws including, without limitation, statements under the heading entitled “Outlook” regarding the anticipated range of revenue growth for 2010, the narrowing of net loss and Adjusted EBITDA loss for 2010, as well as statements regarding housing market momentum, client activity, the Company’s focus on innovation and customer service, and growth related to implementation of the independent contractor model in California. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels and the impact of government programs, the Company’s ability to achieve sufficient agent productivity and retention to offset its costs, to remain an innovation leader in its industry, to adapt to changes in technologies and practices relating to the nature and use of information, to comply with often complex federal and state laws and regulations concerning its employees, independent contractors and other business practices, to attract, retain and incentivize agents and key personnel, to grow local market share in the face of intense competition, to access leads and MLS listings from third parties that it does not control, to develop, maintain and protect a strong brand identity, to protect arrangements for providing access to core services, and to manage the growth of technology and control systems, the Company’s continued use of rebates, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, systems interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2009. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts and operating data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net transaction revenues	$36,415	$31,702	$61,256	$53,054
Marketing and other revenues	1,169	432	2,116	792

Net revenues	37,584	32,134	63,372	53,846

Operating expenses
Cost of revenues	20,995	18,909	36,301	32,743
Product development	2,257	2,344	4,672	4,656
Sales and marketing	11,645	10,237	22,411	20,181
General and administrative	2,990	3,278	6,599	6,757

Total operating expenses	37,887	34,768	69,983	64,337

Loss from operations	(303)	(2,634)	(6,611)	(10,491)

Other income (expense), net:
Interest income	78	200	167	509
Other income (expense), net	—	1	—	1

Total other income (expense), net	78	201	167	510

Loss before income taxes	(225)	(2,433)	(6,444)	(9,981)
Provision for income taxes	—	—	—	—

Net loss	$(225)	$(2,433)	$(6,444)	$(9,981)

Net loss per share:
Basic and diluted	$(0.01)	$(0.12)	$(0.32)	$(0.50)
Weighted average common shares outstanding:
Basic and diluted	20,338	20,140	20,381	20,136

Supplemental operating data (unaudited)
Number of ZipAgents at beginning of period	3,017	2,989	3,085	2,816
Number of ZipAgents at end of period	3,251	3,172	3,251	3,172

Total value of real estate transactions closed during period (in billions)	$1.61	$1.38	$2.69	$2.29
Number of transactions closed during period (1)	7,100	6,017	12,003	10,188
Average net revenue per transaction during period (2)	$5,129	$5,269	$5,103	$5,207
(1)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale.
(2)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP Adjusted EBITDA to net loss

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance. The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net loss	$(225)	$(2,433)	$(6,444)	$(9,981)
Add back:
Interest income	(78)	(200)	(167)	(509)
Depreciation and amortization	567	654	1,170	1,300
Stock-based compensation expense	1,043	1,086	1,738	2,079

Non-GAAP Adjusted EBITDA	$1,307	$(893)	$(3,703)	$(7,111)

ZipRealty, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except per share amounts)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$21,512	$23,737
Short-term investments	18,361	20,397
Accounts receivable, net of allowance	3,016	1,603
Prepaid expenses and other current assets	2,327	2,726

Total current assets	45,216	48,463

Restricted cash	90	110
Property and equipment, net	3,188	3,390
Intangible assets, net	44	58
Other assets	264	371

Total assets	$48,802	$52,392

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,640	$1,620
Accrued expenses and other current liabilities	8,915	8,815

Total current liabilities	11,555	10,435
Other long-term liabilities	242	327

Total liabilities	11,797	10,762

Stockholders’ equity:
Common stock: $0.001 par value; 24,037 and 23,930 shares issued and 20,502 and 20,445 shares outstanding, respectively	24	24
Additional paid-in capital	154,317	152,440
Common stock warrants	4	4
Accumulated other comprehensive loss	(8)	(153)
Accumulated deficit	(99,819)	(93,375)
Treasury stock, at cost: 3,535 and 3,485 shares, respectively	(17,513)	(17,310)

Total stockholders’ equity	37,005	41,630

Total liabilities and stockholders’ equity	$48,802	$52,392

ZipRealty, Inc.

Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities
Net loss	$(6,444)	$(9,981)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,156	1,285
Amortization of intangible assets	14	15
Stock-based compensation expense	1,738	2,079
Provision for doubtful accounts	54	—
Amortization of short-term investment premium (discount)	310	(17)
Loss on disposal of property and equipment	—	7
Changes in operating assets and liabilities
Accounts receivable	(1,467)	(720)
Prepaid expenses and other current assets	399	385
Other assets	107	288
Accounts payable	1,020	541
Accrued expenses and other current liabilities	146	2,296
Other long-term liabilities	(85)	(40)

Net cash used in operating activities	(3,052)	(3,862)

Cash flows from investing activities
Restricted cash	20	20
Proceeds from sale and maturity of short-term investments	1,871	21,440
Purchases of property and equipment	(919)	(746)

Net cash provided by investing activities	972	20,714

Cash flows from financing activities
Proceeds from stock option exercises	58	6
Purchase of treasury stock	(203)	(30)

Net cash used in financing activities	(145)	(24)

Net increase (decrease) in cash and cash equivalents	(2,225)	16,828

Cash and cash equivalents at beginning of period	23,737	18,500

Cash and cash equivalents at end of period	$21,512	$35,328

ZipRealty, Inc.

Results of Operations - Existing and New Markets

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended June 30, 2010			Three months ended June 30, 2009
	Existing	New	Total	Existing	New	Total
	(in thousands)			(in thousands)
Statements of Operations Data

Net transaction revenues	$29,716	$6,699	$36,415	$27,062	$4,640	$31,702
Marketing and other revenues	93	25	118	112	13	125

Net revenues	29,809	6,724	36,533	27,174	4,653	31,827

Operating expenses:
Cost of revenues	17,563	3,432	20,995	16,366	2,543	18,909
Sales and marketing	7,668	2,217	9,885	6,185	2,243	8,428

Total operating expenses	25,231	5,649	30,880	22,551	4,786	27,337

Income (loss) from market operations	$4,578	$1,075	$5,653	$4,623	$(133)	$4,490

The following table summarizes certain financial data related to our operations by new and existing markets for the periods indicated:

	Three months ended June 30, 2010			Three months ended June 30, 2009
	Existing	New	Total	Existing	New		Total
Statements of Operations Data

Net transaction revenues	99.7%	99.6%	99.7%	99.6%	99.7%		99.6%
Marketing and other revenues	0.3%	0.4%	0.3%	0.4%	0.3%		0.4%

Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%		100.0%

Operating expenses:
Cost of revenues	58.9%	51.0%	57.5%	60.2%	54.7%		59.4%
Sales and marketing	25.7%	33.0%	27.1%	22.8%	48.2%		26.5%

Total operating expenses	84.6%	84.0%	84.6%	83.0%	102.9%		85.9%

Income (loss) from market operations	15.4%	16.0%	15.4%	17.0%	(2.9%	)	14.1%

Other Operating Data
Number of markets (1)	23	12	35	23	12		35

Number of transactions closed during the period (2)
Buyer representation	5,041	1,350	6,391	4,697	931		5,628
Seller representation	543	166	709	314	75		389

	5,584	1,516	7,100	5,011	1,006		6,017

Average net revenue per transaction (3)	$5,322	$4,419	$5,129	$5,400	$4,612		$5,269

Number of ZipAgents at end of the period	2,525	726	3,251	2,435	737		3,172

(1)	Existing markets include markets opened as of December 31, 2006 and new markets include markets opened in 2007 and later. Westchester County, NY and Long Island, NY were combined during 2009 and are included as one market for all periods presented.

Comparable existing markets:

Atlanta, GA	Houston, TX	Phoenix, AZ
Austin, TX	Las Vegas, NV	Sacramento, CA
Baltimore, MD	Los Angeles, CA	San Diego, CA
Boston, MA	Miami, FL	San Francisco Bay Area, CA
Chicago, IL	Minneapolis, MN	Seattle, WA
Dallas, TX	Orange County, CA	Tampa, FL
Fresno/Central Valley, CA	Orlando, FL	Washington, DC
Greater Philadelphia Area, PA	Palm Beach, FL

New markets and the month opened:

Naples, FL	March 2007	Virginia Beach, VA	August 2007
Tucson, AZ	March 2007	Charlotte, NC	August 2007
Denver, CO	April 2007	Raleigh-Durham, NC	September 2007
Jacksonville, FL	May 2007	Westchester County/Long Island, NY	December 2007
Salt Lake City, UT	July 2007	Hartford, CT	July 2008
Richmond, VA	July 2007	Portland, OR	April 2009

(2)	The term “transaction” refers to each representation of a buyer or seller in a real estate purchase or sale
(3)	Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period